UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

As previously announced by InspireMD, Inc. (the “Company”) in its Current Report on Form 8-K filed on September 29, 2016, a 1-for-25 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”) shall become effective as of 5:00 p.m. Eastern Time on October 7, 2016 (the “Effective Time”).

In accordance with the terms of the outstanding warrants currently trading on the NYSE MKT under the symbol “NSPR.WS” (the “Warrants”), the number of shares of common stock issuable upon exercise of the Warrants and the exercise price per share of common stock shall be adjusted in proportion to the Reverse Stock Split. Accordingly, as of the Effective Time, each Warrant shall become a warrant to purchase one twenty-fifth (1/25) of one share of common stock at an exercise price of $5.00 per full share of common stock.

Item 8.01 Other Events.

On October 6, 2016, the Company issued a press release announcing the adjustment to the Warrants. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated October 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: October 6, 2016	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer